Exhibit 5.1

424 Church Street, Suite 800 Nashville, TN 37219 Telephone: 615-244-6538 Facsimile: 844-670-6009 http://www.dickinsonwright.com Frank Borger Gilligan fborgergilligan@dickinsonwright.com 615-780-1106

October 28, 2022

Board of Directors

Bright Mountain Media, Inc.

6400 Congress Avenue, Suite 2050

Boca Raton, Florida 33487

Re:	Registration Statement on Form S-8 and Reoffer Prospectus, dated October 28, 2022

Ladies and Gentlemen:

We are acting as counsel to Bright Mountain Media, Inc., a Florida corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”) and reoffer prospectus (the “Prospectus”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of up to 22,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Shares”), all of which shares are issuable pursuant to the Bright Mountain Media, Inc. 2022 Stock Option Plan (the “2022 Plan”). The Prospectus covers reoffers and resales of shares of our common stock that have been or will be acquired by certain of our officers and directors (collectively, the “Selling Stockholders”) which may be deemed to be “control securities” and/or “restricted securities” (as such terms are defined in General Instruction C to Form S-8) of the Company. The Prospectus relates to the sale or resale of up to 22,500,000 shares of common stock, including options that have been or may be issued to the selling stockholders pursuant to our Bright Mountain Media, Inc. 2011, 2013, 2015 and 2019 Stock Option Plans (the “Previous Option Plans”). The 2022 Plan replaces the Previous Option Plans, which are now terminated. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have also assumed that the Company has sufficient unissued and unreserved shares of common stock (or will validly amend the Company’s Amended and Restated Articles of Incorporation to authorize a sufficient number of shares of common stock prior to the issuance thereof) available for issuance as provided in the Registration Statement and any related amendment thereto or prospectus supplement. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based, as to matters of law, solely on the Florida Business Corporations Act, Title XXXVI, Chapter 607, 2022 Florida Statutes, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the 2022 Plan and the instruments executed pursuant to such 2022 Plan, and (iii) receipt by the Company of the consideration, if any, for the Shares specified in the applicable resolutions of the Board of Directors or a duly authorized committee thereof, the 2022 Plan and any underlying award agreements or letters, the Shares will be validly issued, fully paid, and nonassessable.

October 28, 2022

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Sincerely,

DICKINSON WRIGHT PLLC

cc: Bright Mountain Media, Inc.